Exhibit 99.1

NEWS RELEASE - for immediate release

The CHMP Delivers a Positive Opinion Recommending

Grant of Marketing Authorization for

ADASUVE® (Staccato® Loxapine) in the European Union

Mountain View, California and Barcelona, Spain - December 14, 2012 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) and Grupo Ferrer Internacional, S.A., today announced that the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted a positive opinion recommending that ADASUVE (Staccato loxapine) be granted European Union (EU) centralized marketing authorization. The CHMP recommends that ADASUVE be authorized in the EU for the rapid control of mild-to-moderate agitation in adult patients with schizophrenia or bipolar disorder. Patients should receive regular treatment immediately after control of acute agitation symptoms. The recommendation by the CHMP is that ADASUVE should be administered only in a hospital setting under the supervision of a healthcare professional. Short-acting beta-agonist bronchodilator treatment should be available for treatment of possible severe respiratory side-effects, such as bronchospasm.

The positive opinion was based on Alexza’s clinical development program that included two randomized, multicenter Phase 3 pivotal studies of ADASUVE, which enrolled 344 adult patients with schizophrenia and 314 adult patients with bipolar disorder. These two clinical trials demonstrated statistically significant reductions in agitation from baseline compared to placebo1,2. Alexza estimates that as many as 8 million adults in the EU alone suffer from schizophrenia or bipolar disorder3. Agitation is a common symptom for these patients4.

“The recommendation for approval from CHMP moves us one step closer to bringing this novel treatment to patients with agitation,” said James V. Cassella, PhD, Executive Vice President and Chief Scientific Officer, Alexza Pharmaceuticals. “We believe that ADASUVE may provide an important new therapeutic option as the first rapid and non-invasive treatment to address episodes of agitation.”

The CHMP positive opinion will now be forwarded to the European Commission, which has the authority to grant marketing authorization for medicinal products in the EU. The marketing authorization expected to be delivered by the European Commission would be applicable in all 27 EU Member States, plus Iceland, Liechtenstein and Norway. A decision is expected from the European Commission in the first quarter of 2013. Alexza filed the ADASUVE Marketing Authorization Application (MAA) with the EMA in October 2011.

About ADASUVE (Staccato loxapine)

ADASUVE combines Alexza’s proprietary Staccato system with loxapine, an antipsychotic medicinal product. The Staccato system is a hand-held inhaler that delivers a drug aerosol to the deep lung that results in IV-like pharmacokinetics and rapid systemic effects. In two Phase 3 clinical trials of more than 600 patients with schizophrenia or bipolar disorder, ADASUVE provided statistically significant reduction in the symptoms of agitation compared to placebo. The most common side effects observed in these clinical trials were dysgeusia, sedation/somnolence and dizziness1,2.

ADASUVE is not authorized for marketing in the US. Alexza has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration, which is currently under review with a Prescription Drug User Fee Act (PDUFA) goal date of December 21, 2012.

About Grupo Ferrer Internacional, S.A.

Ferrer is partnered with Alexza for ADASUVE in Europe, Latin America, Russia and the Commonwealth of Independent States. Ferrer is a privately-held European R&D-based pharmaco-chemical and medical device company headquartered in Barcelona, Spain. Founded in 1959, the group encompasses today 45 companies developing its activities in Europe, Latin America, Africa, Middle East, Asia and the United States. In total, Ferrer’s human healthcare products are being commercialized in 93 countries through 26 direct subsidiaries (including Joint Ventures) and 70 partners and distributors.

Ferrer carries out activities throughout the full value-chain of the pharma business, from R&D to international marketing, including fine chemicals development and both raw material and pharmaceutical product manufacturing. For this purpose, Ferrer has research centres in Spain and Germany, as well as manufacturing sites in Europe and Latin America.

For more information about Ferrer, visit the Company’s web site at www.ferrergrupo.com.

About Alexza Pharmaceuticals, Inc.

Based in Mountain View, CA, Alexza is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. ADASUVE (Staccato loxapine), Alexza’s lead program, is currently under review in the United States by the U.S. Food and Drug Administration for the acute treatment of agitation associated with schizophrenia or bipolar I disorder in adults.

The Staccato system, vaporizes unformulated drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the timing and prospects for regulatory approval to market ADASUVE in the EU, U.S., Latin America, Russia and the Commonwealth of Independent States countries, if approved for marketing, the ability for Alexza and Ferrer to effectively and profitably commercialize ADASUVE in the EU, the adequacy of the Company’s capital to support the Company’s operations, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

References:

1.	Lesem MD, Tran-Johnson TK, Riesenberg RA, Feifel D, Allen MH, Fishman R, Spyker DA, Kehne JH and Cassella JV. Rapid acute treatment of agitation in individuals with schizophrenia: multicentre, randomised, placebo-controlled study of inhaled loxapine. Br J Psychiatry. 2011 Jan;198(1):51-8.
2.	Kwentus J, Riesenberg RA, Marandi M, Manning RA, Allen MH, Fishman RS, Spyker DA, Kehne JH and Cassella JV. Rapid acute treatment of agitation in patients with bipolar I disorder: a multicenter, randomized, placebo-controlled clinical trial with inhaled loxapine. Bipolar Disord. 2012 Feb;14(1):31-40.
3.	Wittchen HU and Jacobi F. Size and burden of mental disorders in Europe-a critical review and appraisal of 27 studies. Eur Neuropsychopharmacol. 2005 Aug;15(4):357-76.
4.	Alexza data on file (primary market research among caregivers of patients with schizophrenia (95% have agitation) and bipolar patients (87% have agitation)).

CONTACTS:	Thomas B. King	BCC Partners
	President and CEO	Karen L. Bergman and Michelle Corral
	650.944.7634	650.575.1509 or 415.794.8662
	tking@alexza.com	kbergman@bccpartners.com or
mcorral@bccpartners.com